UNLIMITED COMMERCIAL CORPORATE GUARANTY
OF APPLIED DIGITAL CORPORATION

2023

APLD ELN-01 LLC, a Nevada limited liability company, registered in North Dakota as a foreign limited liability company, 3811 Turtle Creek Blvd., Ste. 2100, Dallas, TX 75219 (hereinafter referred to as “Borrower”);

    Applied Digital Corporation, a Nevada corporation, 3811 Turtle Creek Blvd., Ste. 2125, Dallas, TX 75219 (hereinafter referred to as “Guarantor”);

    Starion Bank, 2754 Brandt Dr. S., Fargo, ND 58104-8806 (hereinafter referred to as “Bank”).

Date: February 16, 2023

THIS IS THE COMMERCIAL CORPORATE GUARANTY OF PAYMENT OF APPLIED DIGITAL CORPORATION

1.     AMOUNT OF GUARANTY UNLIMITED. The amount of this Guaranty shall be unlimited as to the Indebtedness of Borrower identified above, owed to the Bank, as such Indebtedness is identified and defined in this Guaranty, including principal, interest, costs and expenses as defined in this Guaranty.

2. ABSOLUTE, UNCONDITIONAL & CONTINUING GUARANTY. For good and valuable consideration, the above-named Guarantor absolutely, unconditionally and on a continuing basis guarantees and promises to pay to the above named Starion Bank or its order, in legal tender of the United States of America, an amount equal to the Amount of Guaranty pursuant to Section 1 above for default on any or all of the Loans identified in this Guaranty and other indebtedness guaranteed herein.

3. MAXIMUM LIABILITY. The maximum liability of Guarantor under this Guaranty shall not exceed at any one time a sum equal to the total amount of money owed to the Bank by the Borrower and required by the Bank to make it whole. If Bank presently holds one or more guaranties, or hereafter receives additional guaranties from Guarantor, Bank’s rights under all guaranties shall be cumulative. This Guaranty shall not (unless specifically provided below to the contrary) affect or invalidate any such other guaranties. Guarantor’s liability will be Guarantor’s aggregate liability under the terms of this Guaranty and any such other unterminated guaranties.

4. BORROWER INDEBTEDNESS. The indebtedness guaranteed by this Guaranty includes collectively any and all Borrower’s indebtedness to Bank and is used in the most comprehensive sense and means and includes any and all Borrower’s liabilities, obligations and debts to Bank, now existing or hereafter incurred or created, including, without limitation, the following Loan made by Bank to Borrower identified below, effective the same date as this Guaranty: $20,000,000.00 Real Estate Term Loan.

Together with all other loans if any, advances, interest, costs, debts, overdraft indebtedness and liabilities of Borrower, and any present or future judgments against Borrower, plus all of Bank’s costs, expenses, and to the extent allowed by law reasonable attorney’s fees incurred in connection with or relating to (A) the collection of the indebtedness, (B) the collection and sale of any collateral for the indebtedness or this Guaranty, or (C) the enforcement of this Guaranty (attorney’s fees include, without limitation, reasonable attorney’s fees whether or not there is a lawsuit, and if there is a lawsuit, any fees and costs for trial and appeal); and whether any such indebtedness is voluntarily or involuntarily incurred, due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined; whether Borrower may be liable individually or jointly with others, or primarily or secondarily, or as guarantor or surety; whether recovery on the indebtedness may be or may become barred or unenforceable against Borrower for any reason whatsoever; and whether the indebtedness arises from transactions which may be voidable on account of infancy, insanity, ultra vires, or otherwise.

5. DURATION OF GUARANTY. This Guaranty will take effect when received by Bank without the necessity of any acceptance by Bank, or any notice to Guarantor or to Borrower, and will continue in full force until all indebtedness incurred or contracted before receipt by Bank of any notice of revocation shall have been fully and finally paid and satisfied and all of Guarantor’s other obligations under this Guaranty shall have been performed in full. If Guarantor elects to revoke this Guaranty, Guarantor may only do so in writing. Guarantor’s written notice of revocation must be mailed to Bank, by certified mail, at Bank’s address listed above or such other place as Bank may designate in writing. Written revocation of this Guaranty will apply only to advances or new indebtedness created after actual receipt by Bank of Guarantor’s written revocation. For this purpose and without limitation, the term “new indebtedness” does not include indebtedness which at the time of notice of revocation is contingent, unliquidated, undetermined or not due and which later becomes absolute, liquidated, determined or due. This Guaranty will continue to bind Guarantor for all indebtedness incurred by Borrower or committed by Bank prior to receipt of Guarantor’s written notice of revocation, including any extensions, renewals, substitutions or modifications of the indebtedness. All renewals, extensions, substitutions, and modifications of the indebtedness granted after Guarantor’s revocation, are contemplated under this Guaranty and specifically will not be considered to be new indebtedness. Release of any other guarantor or termination of any other guaranty of the indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation Bank receives from any one or more Guarantors shall not affect the liability of any remaining Guarantors under this Guaranty.

6. GUARANTOR’S AUTHORIZATION TO BANK: Guarantor authorizes Bank, either before or after revocation hereof, without notice or demand and without lessening Guarantor’s liability under this Guaranty, from time to time: (A) prior to revocation as set forth above, to make one or more additional secured or unsecured loans to Borrower, to extend additional credit to Borrower; (B) to alter, compromise, renew, extend, accelerate, other otherwise change one or more times the time of payment or other terms of the indebtedness or any part of the indebtedness, including increases and decreases of the rate of interest on the indebtedness; extensions may be repeated and may be for longer than the original Loan term; (C) to take and hold security and mortgage, with this Guaranty or the indebtedness, and exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any such security and, with or without the substitution of new collateral; (D) to release, substitute, agree not to sue, or deal with any one or more of Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Bank may choose; (E) to determine how, when and what application of payments and credits shall be made on the indebtedness; (F) to apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreement or mortgage, as Bank in its discretion may determine; (G) to sell, transfer, assign or grant participations in all or any part of the indebtedness; and (H) to assign or transfer this Guaranty in whole or in part.

7. GUARANTOR’S REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Bank that (A) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (B) this Guaranty is executed at Borrower’s request and not at the request of Bank; (C) Guarantor has full power, right and authority to enter into this Guaranty; (D) the provisions of this Guaranty do not conflict with or result in a default under any agreement or other instrument binding upon Guarantor and do not result in a violation of any law, regulation, court decree or order applicable to Guarantor; (E) Guarantor has not and will not, without the prior written consent of Bank, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially of all Guarantor’s assets, or any interest therein, otherwise than in the ordinary course of business or on terms materially less favorable than would be obtained in an arms-length transaction; (F) upon Bank’s request, but not more frequently than that required pursuant to the terms of the loan agreement between Bank and Borrower effective the same date as this Guaranty, Guarantor will provide to Bank financial and credit information in form acceptable to Bank, and all such financial information which currently has been, and all future financial information which will be provided to Bank is and will be true and correct in all material respects and fairly present Guarantor’s financial condition as of the dates the financial information is provided; (G) no material adverse change has occurred in Guarantor’s financial condition since the date of the most recent financial statements provided to Bank and no event has occurred which may materially adversely affect Guarantor’s financial condition; (H) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Guarantor is pending or, to Guarantor’s knowledge, threatened; (I) Bank has made no representation to Guarantor as to the creditworthiness of Borrower; (J) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding such Borrower’s financial condition. Guarantor agrees to keep Borrower adequately informed of such facts, events, or circumstances which might in any way affect Guarantor’s risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Bank shall have no obligation to disclose to Guarantor any information or documents acquired by Bank in the course of its relationship with Borrower.

8. GUARANTOR’S WAIVERS. Except as prohibited by applicable law, Guarantor waives any right to require Bank (A) to continue lending money or to extend other credit to Borrower; (B) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the indebtedness or of any nonpayment related to any collateral, or notice of any action or non-action on the part of Borrower, Bank, any surety, endorser, or other guarantor in connection with the indebtedness or in connection with the creation of new or additional loans or obligations; (C) to resort for payment or to proceed directly or at once against any person, including Borrower or any other guarantor; (D) to proceed directly against or exhaust any collateral held by Bank from Borrower, any other guarantor, or any other persons; (E) to give notice of the terms, time, and place of any public or private sale of personal property security held by Bank from Borrower or to comply with any other applicable and waivable provisions of the Uniform Commercial Code; (F) to pursue any other remedy within Bank’s power; or (G) to commit any act or omission of any kind, or at any time, with respect to any matter whatsoever.

Guarantor also waives any and all rights or defenses arising by reason of (A) any “one action” or “anti-deficiency” law which may prevent Bank from bringing any action, including a claim for deficiency, against Guarantor, before or after Bank’s commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (B) any election of remedies by Bank which destroys or otherwise adversely affects Guarantor’s subrogation rights or Guarantor’s rights to proceed against Borrower for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the indebtedness; (C) any disability or other defense of Borrower, of any other guarantor, or of any other person, or by reason of cessation of Borrower’s liability from any cause whatsoever, other than payment in full in legal tender, of the indebtedness; (D) any right to claim discharge of the indebtedness on the basis of unjustified impairment of any collateral for the indebtedness; (E) any statute of limitations, if at any time any action or suit bought by Bank against Guarantor is commenced, there is outstanding indebtedness of Borrower to Bank which is not barred and performance of the indebtedness. If payment is made by Borrower, whether voluntarily or otherwise, or by any third party, on the indebtedness and thereafter Bank is forced to remit the amount of that payment to such Borrower’s trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the indebtedness shall be considered unpaid for the purpose of the enforcement of this Guaranty.

Guarantor further waives and agrees not to assert or claim at any time any deduction to the amount guaranteed under this Guaranty for any claim of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand or right may be asserted by Borrower, and Guarantor, or both.

9. GUARANTOR’S UNDERSTANDING WITH RESPECT TO WAIVERS. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor’s full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

10. RIGHT OF SETOFF. To the extent permitted by applicable law, Bank reserves the right of setoff in all Guarantor’s deposit accounts with Bank (whether checking, savings, or some other account). This includes all accounts Guarantor holds jointly with someone else and all accounts Guarantor may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Guarantor authorizes Bank, to the extent permitted by applicable law, to hold these funds if there is a default, and Bank may apply the funds in these accounts to pay what Guarantor owes under the terms of this Guaranty.

11. SUBORDINATION OF BORROWER’S DEBTS TO GUARANTOR. Guarantor agrees that the indebtedness of Borrower to Bank, whether now or hereafter created, shall be superior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Bank may now to hereafter have against Borrower. In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Bank and Guarantor shall be paid to Bank and shall be first applied by Bank to the indebtedness of Borrower to Bank. Guarantor does hereby assign to Bank all claims which it may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided however, that such assignment shall be effective only for the purpose of evidencing any debts or obligations of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Bank. Guarantor agrees, and Bank is hereby authorized, in the name of Guarantor, from time to time to file financing statements and continuation statements and to execute documents and to take such other actions as Bank deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

12. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Guaranty.

Amendments. This Guaranty, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alterations of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorney’s Fees; Expenses. Guarantor agrees to pay upon demand all of Bank’s costs and expenses, including Bank’s reasonable attorney’s fees unless prohibited by law and Bank’s legal expenses, incurred in connection with the enforcement of this Guaranty. Bank may hire or pay someone else to help enforce this Guaranty, and Guarantor shall pay the costs and expenses of such enforcement. Costs and expenses include Bank’s reasonable attorney’s fees unless prohibited by law and legal expenses whether or not there is a lawsuit, including reasonable attorney’s fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Guarantor also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Guaranty are for convenience purposes only and not to be used to interpret or define the provisions of this Guaranty.

Governing Law. This Guaranty shall be governed by and construed and enforced in accordance with the laws of the State of North Dakota, provided, however, the Bank may at its option, or when required by law, utilize the laws of other states and jurisdictions where the Borrower, the Guarantor or other guarantors reside or in which they have assets, in order to enforce the provisions of this Guaranty, collect the balance of the indebtedness, and maximize recovery so as to make Bank whole.
Choice of Venue. If there is a lawsuit, Guarantor agrees upon Bank’s request to submit to the jurisdiction of the courts of Stutsman County, State of North Dakota.
Integration. Guarantor further agrees that Guarantor has read and fully understands the terms of this Guaranty; Guarantor has had the opportunity to be advised by Guarantor’s attorney with respect to this Guaranty; the Guaranty fully reflects Guarantor’s intentions and parol evidence is not required to interpret the terms of this Guaranty. Guarantor hereby indemnifies and holds Bank harmless from all losses, claims, damages, and costs (including Bank’s attorney’s fees unless prohibited by law) suffered or incurred by Bank as a result of any breach by Guarantor of warranties, representations and agreements of this paragraph.

Interpretation. The words “Guarantor,” “Borrower,” “Bank”: include the heirs, successors, assigns, and transferees of each of them. If a court finds that a provision of this Guaranty is not valid or should not be enforced, that fact by itself will not mean that the rest of this Guaranty will not be valid or enforced. Therefore, a court will enforce the rest of the provisions of this Guaranty even if a provision of this Guaranty may be found to be invalid or unenforceable. If Borrower and Guarantor are corporations, partnerships, limited liability companies, or similar entities, it is not necessary for Bank to inquire into the powers of Borrower or Guarantor or of the officers, directors, partners, managers, or other agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

Notices. Any notice required to be given under this Guaranty shall be given in writing, and, except for revocation notices by Guarantor shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or unregistered mail postage prepaid, directed to the addresses shown in the caption of this Guaranty instrument. All revocation notices by Guarantor shall be in writing and shall be effective upon delivery to Bank as provided in Section 5 of this Guaranty entitled “Duration Of Guaranty.” Any party may change its address for notices under this Guaranty by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Guarantor agrees to keep Bank informed at all times of Guarantor’s current address.

No Waiver by Bank. Bank shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Bank. No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver by Bank or a provision of this Guaranty shall not prejudice or constitute a waiver of Bank’s right otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by Bank, nor any course of dealing between Bank and Guarantor, shall constitute a waiver of any of Bank’s rights or of any of Guarantor’s obligations as to any future transactions. Whenever the consent of Bank is required under this Guaranty, the granting of such consent by Bank in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all case such consent may be granted or withheld in the sole discretion of Bank.

Successors and Assigns. Subject to any limitations stated in this Guaranty on transfer of Guarantor’s interest, this Guaranty shall be binding upon and inure to the benefit of the parties and their successors and assigns.

Waive Jury. Bank and Guarantor hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Bank or Borrower against the other.

THE UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR’S EXECUTION AND DELIVERY OF THIS GUARANTY TO BANK AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED IN THE MANNER SET FORTH IN THE SECTION TITLED “DURATION OF GUARANTY”. NO FORMAL ACCEPTANCE BY BANK IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE. THIS GUARANTY IS DATED AS FIRST ABOVE STATED.

[SIGNATURES AND ACKNOWLEDGEMENTS ON NEXT PAGE]

CHIEF EXECUTIVE OFFICER
CORPORATE GUARANTY SIGNATURE AND ACKNOWLEDGEMENT

CORPORATE GUARANTOR: APPLIED DIGITAL CORPORATION

                    /s/ Wes Cummins
By: Wes Cummins, Its Chief Executive Officer

STATE OF Texas    )
    )ss
COUNTY OF Dallas    )

On this 16th day of February, 2023 before me personally appeared David Rench to me known to be the Chief Financial Officer of Applied Digital Corporation, the corporation that is described in, and that executed the foregoing instrument, and acknowledged to me that such corporation executed the same.

(NOTARY SEAL)    /s/ Morgan Haas
    NOTARY PUBLIC
    My Commission Expires: Dec 17, 2025

CHIEF FINANCIAL OFFICER
CORPORATE GUARANTY SIGNATURE AND ACKNOWLEDGEMENT

CORPORATE GUARANTOR: APPLIED DIGITAL CORPORATION

/s/ David Rench
By: David Rench, Its Chief Financial Officer

STATE OF Texas    )
    )ss
COUNTY OF Dallas    )

On this 16th day of February, 2023 before me personally appeared David Rench to me known to be the Chief Financial Officer of Applied Digital Corporation, the corporation that is described in, and that executed the foregoing instrument, and acknowledged to me that such corporation executed the same.

(NOTARY SEAL)    /s/ Morgan Haas
    NOTARY PUBLIC
    My Commission Expires: Dec 17, 2025

This document drafted by Zimney Foster P.C., Attorneys
3100 S. Columbia Road, Ste. 200, Grand Forks, ND 58201
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